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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K
                                    CURRENT REPORT


        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     August 18, 1997


                                   KERR GROUP, INC.
                              --------------------------
                  (Exact name of registrant as specified in charter)


   DELAWARE                 1-7272                           95-0898810
----------------         ------------                     -----------------
(State or other          (Commission File                 (IRS Employer
jurisdiction of              Number)                      Identification No.)
incorporation)


500 NEW HOLLAND AVENUE, LANCASTER, PA                     17602
---------------------------------------------            ----------
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:   (717) 299-6511
                                                      --------------


                                    NOT APPLICABLE
             (Former name or former address, if changed from last report)


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ITEM 5.  OTHER EVENTS

      On August 18, 1997, Kerr Group, Inc. (the "Company"), Fremont Acquisition Company, LLC ("Fremont") and the Pension Benefit Guaranty Corporation (the "PBGC") entered into an agreement pursuant to which, upon execution of a definitive agreement by and between the Company and the PBGC, the PBGC has agreed to dismiss its lawsuit now pending before the United States District court for the Eastern District of Pennsylvania seeking to terminate the Company's pension plan, withdraw its Notice of Determination and forbear from instituting new proceedings with respect to the acquisition. Pursuant to the terms of the definitive agreement, the Company will agree to (i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of $40.7 million secured by substantially all of the assets of the Company,
(iii) various restrictions on future secured indebtedness and (iv) provisions regarding notice of certain events. The definitive agreement will become effective only upon the consummation of the current tender offer by Fremont and Kerr Acquisition Corporation.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Financial Statements of businesses acquired:

              None.


      (b)  Pro Forma financial information:

              None.

      (c)  Exhibits:

              10.40 Term Sheet, dated August 18, 1997, by and among Fremont, the Company and the PBGC.


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                                      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       KERR GROUP, INC.

                                       By: /s/ D. Gordon Strickland
                                          -------------------------------------
                                          Name:  D. Gordon Strickland
                                          Title: President and Chief Executive
                                                 Officer



Dated: August 20, 1997


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                                    EXHIBIT INDEX

EXHIBIT
-------

         10.40 Term Sheet, dated August 18, 1997, by and among Fremont, the Company and the Pension Benefit Guaranty Corporation.